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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report:              November 3, 2006

HSBC USA INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-7436 (Commission File Number)	13-2764867 (IRS Employer Identification Number)
452 Fifth Avenue, New York, New York (Address of principal executive offices of registrant)		10018 (Zip Code)
Registrant's telephone number, including area code 212/ 525-3735 Not applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

HSBC Bank USA, National Association (the "Bank"), the registrant's primary subsidiary, is subject to supervision and examination by the Office of the Comptroller of the Currency. The Bank is required to submit to the Federal Deposit Insurance Corporation (the "FDIC") certain reports entitled "Consolidated Reports of Condition and Income" (each, a "Call Report" and collectively, the "Call Reports"). The Bank's Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which each such Call Report relates. The publicly available portions of the Bank's Call Reports are on file with, and publicly available at, the Federal Deposit Insurance Corporation (the "FDIC"), 550 17th Street, N.W., Washington, D.C. 20429 and on the FDIC's website at www.fdic.gov.

On November 3, 2006, the Bank filed its Call Report for the period ended September 30, 2006. The registrant anticipates the Call Report will be available on the FDIC's website on or before November 7, 2006.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
HSBC USA INC. By: /s/ Clive Bucknall Name: Clive Bucknall Title: Executive Vice President, Controller
Dated: November 3, 2006
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